                                                                    Exhibit 23.3
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of OneMain.com, Inc. that is made a part of the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-41064) and related Prospectus of Earthlink, Inc. for the registration of 10,768,633 shares of EarthLink, Inc.'s common stock and to the incorporation by reference therein of our report dated February 7, 2000, with respect to the consolidated financial statements of OneMain.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP


McLean, VA
August 4, 2000